Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and accompanying notes present the combination of the financial information of Surfside Acquisition Inc. (“Surfside” or “Parent”) and Deep Fission, Inc. (“Deep Fission”), adjusted to give effect to the Merger and related transactions (collectively, the “Transactions”).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” For purposes of this section, Deep Fission and Surfside are collectively referred to as the “Companies,” and the Companies, subsequent to the Merger, are referred to herein as the “Combined Company.”

The historical financial information of Surfside was derived from the unaudited financial statements of Surfside as of and for the six months ended June 30, 2025 included in Surfside’s Quarterly Report on Form 10-Q filed with the SEC on August 12, 2025 (the “Surfside 10-Q”) and the audited financial statements of Surfside as of and for the year ended December 31, 2024, included in Surfside’s Annual Report on Form 10-K filed with the SEC on March 28, 2025 (the “Surfside 10-K”.The historical financial information of Deep Fission was derived from the unaudited financial statements of Deep Fission as of and for the six months ended June 30, 2025 and the audited financial statements of Deep Fission as of and for the year ended December 31, 2024, included elsewhere in this Current Report on Form 8-K (this “Report”). This unaudited pro forma condensed combined financial information should be read together with (i) Surfside’s historical financial statements and related notes, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Surfside’s 10-Q and 10-K and (ii) Deep Fission’s historical financial statements and related notes, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Report. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Report.

Contemporaneously with the Merger, Surfside conducted a private placement offering (the “Offering”) and sold 10,000,000 shares of its common stock at a purchase price of $3.00 per share for gross proceeds of approximately $30.0 million. In connection with the Offering, Surfside also issued to the Placement Agents warrants to purchase an aggregate of 586,666 shares of common stock at an exercise price of $3.00 per share. The unaudited pro forma condensed combined financial information and accompanying notes are adjusted to give effect to the Offering.

Notwithstanding the legal form, the Merger is expected to be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Under this method of accounting, Surfside will be treated as the acquired company for accounting purposes, and Deep Fission will be treated as the accounting acquirer. In accordance with this method of accounting, the Merger will be treated as the equivalent of Deep Fission issuing shares for the net assets of Surfside, accompanied by a recapitalization. Consequently, the net assets of Surfside will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Merger will be those of Deep Fission. Deep Fission has been determined to be the accounting acquirer for purposes of the Merger based on an evaluation of the following facts and circumstances:

●	The assets of Deep Fission represent a significant majority of the assets of the Combined Company.

●	Deep Fission stockholders have a majority of the voting power of the Combined Company.

●	Deep Fission designated the entire governing body of the Combined Company.

●	The executive officers of the Combined Company immediately after the Closing are the same individuals as those of Deep Fission immediately prior to the Closing.

●	Deep Fission’s operations comprise the ongoing operations of the Combined Company.

The table directly below presents shares outstanding after the Transactions, as depicted in the unaudited pro forma condensed combined financial information:

Pro Forma Ownership	Shares	Fully Diluted %
Legacy Deep Fission Stockholders	38,538,922	60.85%
Private Placement Investors	10,000,000	15.79%
Retained Pre-Merger Shares	2,166,667	3.42%
Advisor Shares	85,000	0.13%
Placement Agent Warrants	586,666	0.93%
2025 EIP Shares Reserved (unissued)	9,500,882	15.0%
2025 ESPP Shares Reserved (unissued)	1,000,000	1.58%
2025 Plan Option Shares Reserved (unissued)	1,461,078	2.31%
Total shares outstanding and reserved for issuance	63,339,215	100.0%

The following unaudited pro forma condensed combined balance sheet as of June 30, 2025, and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024, are based on the historical financial statements of Surfside and Deep Fission. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Merger and related transactions actually been completed on the assumed dates or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2025

			Transaction
	Legacy		Accounting		Pro Forma
	Deep Fission (Historical)	Surfside (Historical)	Adjustments (Note 2)	Notes	Balance Sheet
Assets
Cash and cash equivalents	$4,779,309	$11,027	$30,000,000	(A)	$30,690,336
			(100,000)	(B)
			(3,900,000)	(C)
			(100,000)	(D)
Prepaid expenses and other current assets	118,818	-			118,818
Total current assets	4,898,127	11,027	25,900,000		30,809,154
Property and equipment, net	28,104	-			28,104
Total assets	4,926,231	11,027	25,900,000		30,837,258

Liabilities
Accounts payable	84,961	17,300			102,261
Accrued expenses	234	-			234

Accrued compensation	15,692	-			15,692
Note payable - stockholder	-	172,025	(172,025)	(B)	-
Total current liabilities	100,887	189,325	(172,025)		118,187
SAFE notes	20,463,632	-	(20,463,632)	(E)	-
Total liabilities	20,564,519	189,325	(20,635,657)		118,187

Commitments and contingencies

Stockholders’ equity
Parent Preferred stock	-	-			-
Common stock					-
Legacy Deep Fission Common Stock	9,386	-	(20,872)	(F)	-
			11,486	(E)
Parent Common Stock	-	500	4,000	(F)	5,226
			(283)	(G)
			9	(H)
			1,000	(I)
Additional paid-in capital	148,257	-			46,452,752
			(3,900,000)	(C)
			(100,000)	(D)
			20,452,146	(E)
			16,872	(F)
			283	(G)
			(9)	(H)
			29,999,000	(I)
			(178,798)	(J)
			15,001	(K)
Accumulated deficit	(15,795,931)	(178,798)	178,798	(J)	(15,738,907)
			72,025	(B)
			(15,001)	(K)
Total stockholders’ equity	(15,638,288)	(178,298)	46,535,657		30,719,071
Total liabilities and stockholders’ equity	$4,926,231	$11,027	$25,900,000		$30,837,258

Footnotes:	Per Disclosure:
(A)	Cash proceeds from Offering for shares sold to New Investors.
(B)	To reflect the repayment of Surfside-1’s Note Payable - Stockholder using the proceeds from the Offering.
(C)	Estimated transaction costs of DF related to the Merger. Offset to APIC as reverse recapitalization.
(D)	Estimated transaction costs of Surfside related to the Merger. Offset to APIC as reverse recapitalization.
(E)	Conversion of SAFE Notes for DF’s shares.
(F)	Exchange of DF’s shares for 40M shares of Combined Company.
(G)	Cancellation of 2,833,333 shares belonging to Surfside’s pre-merger shareholders.
(H)	85,000 shares issued to Advisor at Closing.
(I)	Shares sold to New Investors for gross proceeds of $30.0M, refer to Note (A).
(J)	To reflect the elimination of Surfside’s historical accumulated deficit.
(K)	DF’s stock options fully vesting as of the Merger Date - to recognize remaining share-based compensation expense.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED JUNE 30, 2025

			Transaction
	Legacy		Accounting
	Deep Fission	Surfside	Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 2)		Combined

Revenue	$-	$-	$-		$-

Operating expense
General and administrative expenses	2,718,780	24,037	14,798	(AA)	2,757615
Research and development expenses	780,517	-	203	(AA)	780,720
Total operating expenses	3,499,297	24,037	15,001		3,538,335
Operating loss	(3,499,297)	(24,037)	(15,001)		(3,538,335)
Other non-operating income (expense)
Interest income	-	-			-
Change in fair value of SAFE notes	(3,638,167)	-	3,638,167	(CC)	-
Other income (expense), net	1,004	-	72,025	(BB)	173,029
Total non-operating income (expense)	(3,637,163)	-	3,710,192		173,029
Net loss	$(7,136,460)	$(24,037)	$3,695,191		$(3,465,306)

Basic and diluted weighted average shares outstanding of common stock	937,438	5,000,000	-		52,251,667
Basic and diluted net loss per share of common stock	$(7.61)	$(0.00)	$-		$(0.07)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

			Transaction
	Legacy		Accounting
	Deep Fission	Surfside	Adjustments		Pro Forma
	(Historical)	(Historical)	(Note 2)		Combined

Revenue	$-	$-	$-		$-

Operating expense
General and administrative expenses	2,419,009	44,810	19,509	(AA)	2,483,328
Research and development expenses	643,642	-	915	(AA)	644,557
Total operating expenses	3,062,651	44,810	20,424		3,127,885
Operating loss	(3,062,651)	(44,810)	(20,424)		(3,127,885)
Other non-operating income (expense)
Interest income	20,331	-			20,331
Change in fair value of SAFE notes	(4,987,665)	-	4,987,665	(CC)	-
Other income (expense), net	749	-	72,025	(BB)	72,774
Total non-operating income (expense)	(4,966,585)	-	5,059,690		93,105
Net loss	$(8,029,236)	$(44,810)	$5,039,266		$(3,034,780)

Basic and diluted weighted average shares outstanding of common stock	801,180	5,000,000			52,251,667
Basic and diluted net loss per share of common stock	$(10.02)	$(0.01)	$-		$(0.06)

Footnotes:	Per Disclosure:
*	To add in historical Surfside as if it was acquired January 1, 2024.
(AA)	Represents an adjustment to record the remaining unrecognized stock-based compensation expense as of June 30, 2025, associated with equity awards granted to certain members of Deep Fission management, employees, and non-employees. All equity awards vest immediately at the Closing.
(BB)	Gain on extinguishment of notes payable which is paid using the proceeds from the Offering in the amount of $100,000 where the remaining balance is cancelled.
(CC)	Gain on conversion of SAFE notes issued by Deep Fission to investors into Parent’s Common Stock.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the Combined Company’s pro forma financial condition and results of operations based upon the historical financial information of each of Surfside and Deep Fission after giving effect to the Transactions set forth in the notes to the unaudited pro forma condensed consolidated financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Combined Company upon consummation of the Transactions.

Notwithstanding the legal form, the Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Surfside will be treated as the acquired company for accounting purposes and Deep Fission will be treated as the accounting acquirer. In accordance with this method of accounting, the Merger will be treated as the equivalent of Deep Fission issuing shares for the net assets of Surfside, accompanied by a recapitalization. The net assets of Surfside will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Merger will be those of Deep Fission. Deep Fission has been determined to be the accounting acquirer for purposes of the Merger based on an evaluation of the following facts and circumstances:

●	The assets of Deep Fission represent a significant majority of the assets of the Combined Company.

●	Deep Fission stockholders have a majority of the voting power of the Combined Company.

●	Deep Fission designated the entire governing body of the Combined Company.

●	The executive officers of the Combined Company immediately after the Closing are the same individuals as those of Deep Fission immediately prior to the Closing.

●	Deep Fission’s operations comprise the ongoing operations of the Combined Company

In connection with the Offering, Surfside also issued to (i) each of the Placement Agents A Warrants to purchase an aggregate of 829,730 shares of Parent common stock at an exercise price of $3.00 per share (“A Warrants”) and (ii) certain of the Placement Agents B Warrants to purchase an aggregate of $500,000 worth of or 166,667 shares of Parent common stock at an exercise price of $0.0001 per share (“B Warrants” and together with the A Warrants, the “Warrants”). The Warrants are accounted for as equity-classified instruments in accordance with U.S. GAAP and are initially measured at fair value. The preliminary estimated aggregate fair value of the A Warrants and B Warrants as of the Closing is $1,020,568 and $481,668, respectively. The preliminary estimated fair values were determined using a Black-Scholes valuation model, which requires inputs based on estimates, including the following assumptions: a stock price of $3 on the date of Closing, a contractual term of 5-years, a risk-free rate of 3.84%, and an expected volatility of 42.5%. The actual fair values could change materially once the final valuation is determined as of the closing of the Transactions. As the Warrants were issued to the Placement Agents in connection with the Offering, a capital transaction, they are considered offering costs recorded through additional paid-in capital.

The unaudited pro forma condensed combined financial information presented does not reflect any cost savings, operating synergies, tax savings or revenue enhancements that the consolidated company may achieve as a result of the Merger. Deep Fission and Surfside did not have any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the Companies.

The unaudited pro forma condensed combined financial information has been prepared based on the Deep Fission and Surfside historical financial statements, as adjusted to give effect to the Merger and Offering. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024 give effect, on a pro forma basis, to the Transactions as if they had been consummated as of January 1, 2024. The unaudited pro forma condensed combined balance sheet as of June 30, 2025 is derived from the historical balance sheets of each of Deep Fission and Surfside, adjusted on a pro forma basis as if the Transactions had been consummated as of June 30, 2025.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that each of Deep Fission and Surfside believes are reasonable under the circumstances. The pro forma adjustments, which are described in the following notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of Deep Fission and Surfside believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The pro forma condensed combined financial information does not include an income tax adjustment based on the history of Deep Fission’s losses and the expectation that the Combined Company would not be able to realize the tax benefits of such losses. The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2025 are as follows:

(A)	To reflect the issuance and sale of 10,000,000 shares of Parent common stock, par value of $0.0001 per share, to Private Placement Investors, respectively, for aggregate proceeds of approximately $30.0 million.

(B)	To reflect the repayment of the note payable held by Surfside of which $172,025 is repayable, while the remaining balance is cancelled and recognized as a gain on debt extinguishment upon consummation of the Transactions.

(C)	To reflect the payment at Closing of Deep Fission’s total estimated transaction costs of $3.9 million that are expected to be incurred in connection with the Transactions. These transaction costs are preliminary estimates subject to change. The final amounts of Deep Fission’s transaction costs and the resulting effect on the financial position and results of operations of the Combined Company may differ significantly. As a part of the reverse recapitalization, the estimated transaction costs are recorded through additional paid-in capital.

(D)	To reflect the payment at Closing of Surfside’s total estimated transaction costs of $0.1 million that are expected to be incurred in connection with the Transactions. These transaction costs are preliminary estimates subject to change. The final amounts of Surfside’s transaction costs and the resulting effect on the financial position and results of operations of the Combined Company may differ significantly. As a part of the reverse recapitalization, the estimated transaction costs are recorded through additional paid-in capital.

(E)	To reflect conversion of SAFE Notes into the shares of Deep Fission prior to recapitalization of Deep Fission.

(F)	To reflect the recapitalization of Deep Fission through the Merger and the issuance of 40,000,000 Parent Common Shares to former Deep Fission stockholders, recorded as an increase to Parent common stock of $4,000 and a decrease to additional paid-in capital of $16,872.

(G)	To reflect the cancellation of 2,833,333 shares of Parent common stock owned by former Surfside stockholders, recorded as an increase to additional paid-in capital of $283.

(H)	To reflect the issuance of 85,000 shares of Parent common stock to an advisor (the “Advisor Shares”), recorded as an increase to additional paid-in capital of $9.

(I)	To reflect the sale and issuance of 10,000,000 shares of Parent common stock to Private Placement Investors at an offering price of $3.00 per share for gross proceeds of approximately $30.0 million, recorded as an increase to additional paid-in capital of $30.0 million. Refer to (A) for the cash proceeds recognized.

(J)	To reflect the elimination of Surfside’s historical accumulated deficit to additional paid-in capital as part of the reverse recapitalization of the Merger.

(K)	To reflect the adjustment to record the remaining unrecognized stock-based compensation expense of $15 thousand associated with equity awards granted to certain members of management and employees of Deep Fission which vest immediately prior to the Merger. Per the terms of the Merger Agreement, the Board of Directors of Deep Fission has approved the accelerated vesting of all outstanding stock options immediately prior to the Effective Time of the Merger.

Pro Forma Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024 are as follows:

(AA)	Represents an adjustment to record the remaining unrecognized stock-based compensation expense of $15 thousand associated with equity awards granted to certain members of management and employees of Deep Fission which vest immediately prior to the Merger. Per the terms of the Merger Agreement, the Board of Directors of Deep Fission has approved the accelerated vesting of all outstanding stock options immediately prior to the Effective Time of the Merger.

(BB)	Represents the gain on debt extinguishment related to the note payable held by Surfside. Refer to (B).

(CC)	Gain on conversion of SAFE notes issued by Deep Fission to investors into Parent’s Common Stock.

3.	Earnings (Loss) per Share

Represents the pro forma basic and diluted net income (loss) per share to holders of Parent common stock calculated using the weighted-average common shares outstanding as a result of the pro forma adjustments. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based on the number of shares of Parent common stock expected to be outstanding as if the Transactions had occurred on January 1, 2024. The calculation of weighted-average shares outstanding for pro forma basic and diluted earnings per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entirety of the year presented.

Pro forma weighted-average shares outstanding—basic and diluted are calculated as follows for the six months ended June 30, 2025 and for the year ended December 31, 2024:

	For the
	Six Months	For the
	Ended	Year Ended
	June 30,	December 31,
	2025	2024

Numerator:
Pro forma net loss	$(3,465,306)	$(3,034,780)

Denominator:
Deep Fission Stockholders	40,000,000	40,000,000
Private Placement Investors	10,000,000	10,000,000
Advisor Shares	85,000	85,000
Retained Pre-Merger Shares	2,166,667	2,166,667
Pro forma weighted-average shares outstanding—basic and diluted	52,251,667	52,251,667

Pro forma basic and diluted loss per share	$(0.07)	$(0.06)

Common stock equivalents:
Anti-dilutive Placement Agent warrants	586,666	586,666

The common stock equivalents, presented based on amounts outstanding, were excluded from the calculation of pro forma diluted loss per share because their inclusion would be anti-dilutive.